Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY COMPANY, INC., a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C. (“Commission”), under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended January 28, 2012 (“Annual Report”), hereby constitutes and appoints Michael Dastugue, Janet Dhillon, and Dennis Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to each of them to act without the others, for him or her and in his or her name, place, and stead, in any and all capacities, to sign said Annual Report, which is about to be filed, and any and all subsequent amendments to said Annual Report, and to file said Annual Report so signed, and any and all subsequent amendments thereto so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Commission in connection with any matter relating to said Annual Report, hereby granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 27th day of March, 2012.

/s/ Ronald Johnson	/s/ Michael Dastugue
Ronald Johnson Chief Executive Officer (principal executive officer); Director	Michael Dastugue Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Dennis Miller	/s/William Ackman
Dennis Miller Senior Vice President and Controller (principal accounting officer)	William Ackman Director

/s/ Colleen Barrett	/s/ Thomas Engibous
Colleen Barrett Director	Thomas Engibous Chairman of the Board; Director

/s/ Kent Foster	/s/ Geraldine Laybourne
Kent Foster Director	Geraldine Laybourne Director

/s/ Burl Osborne	/s/ Leonard Roberts
Burl Osborne Director	Leonard Roberts Director

/s/ Steven Roth	/s/ Javier Teruel
Steven Roth Director	Javier Teruel Director

/s/ Gerald Turner	/s/ Mary Beth West
Gerald Turner Director	Mary Beth West Director